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                                                                    EXHIBIT 4.2

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After Issuance of Stock)


                           ROWE FURNITURE CORPORATION
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                              Name of Corporation

Gerald M. Birnbach           and             Arthur H. Dunkin of
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   President                                     Secretary

Rowe Furniture Corporation      do hereby certify:
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   Name of Corporation

     That the Board of Directors of said corporation at a meeting duly convened,
held on the 30/th/ day of March   , 1999, adopted a resolution to amend the
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original articles as follows:

          FIRST:  The name of the Corporation is The Rowe Companies.

     The first sentence of Article Fourth is hereby amended to read as follows:

          FOURTH: The amount of the total authorized capital stock of the corporation shall be FIFTY MILLION DOLLARS (50,000,000) consisting of one (1) class of FIFTY MILLION (50,000,000) shares of common voting stock, par value $1.00 per share.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 12,291,608; that the said
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change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                              /s/ Gerald M. Birnbach
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                                              President


                                              /s/ Arthur H. Dunkin
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                                              Secretary

State of VIRGINIA
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County of ARLINGTON
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     On MARCH 31, 1999, personally appeared before me, a Notary Public,
Gerald M. Birnbach and Arthur H. Dunkin who acknowledged that they executed the
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above instrument.

                                              /s/ Marlene A. Negli
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                                              Signature of Notary